SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                       MEDICIS PHARMACEUTICAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                                 [MEDICIS LOGO]

                     --------------------------------------

                                    NOTICE OF
                       1998 ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 24, 1998

                     --------------------------------------



Dear Fellow Stockholder:

            The 1998 Annual Meeting of Stockholders (the "Meeting") of Medicis Pharmaceutical Corporation (the "Company") will be held at The Phoenician, 6000 East Camelback Road, in Scottsdale, Arizona, on November 24, 1998, at 9:30 a.m., local time, for the following purposes:

            1.    To elect three directors for a term of three years;

            2. To approve the adoption of the Medicis Pharmaceutical Corporation 1998 Stock Option Plan;

            3. To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending June 30, 1999; and

            4. To transact such other business as may properly come before the Meeting and all adjournments thereof. The Company is currently unaware of any additional business to be presented at the Meeting.

            The Board of Directors has fixed the close of business on October 2, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

            IN ORDER THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING IN CASE YOU ARE NOT PERSONALLY PRESENT, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY/VOTING CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ADDRESSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE SIGNED AND RETURNED THE PROXY CARD.

                                       By Order of the Board of Directors,


                                       /s/ Mark A. Prygocki, Sr.
                                       Mark A. Prygocki, Sr.
                                       Chief Financial Officer,
                                       Treasurer and Secretary

October 9, 1998
Phoenix, Arizona

                                 [MEDICIS LOGO]

                     --------------------------------------

                                PROXY STATEMENT

                     --------------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 24, 1998

            This Proxy Statement is furnished to stockholders of Medicis Pharmaceutical Corporation (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") for use at the Annual Meeting of Stockholders to be held on November 24, 1998, at 9:30 a.m., local time, at The Phoenician, 6000 East Camelback Road, Scottsdale, Arizona, and at all adjournments thereof (the "Meeting"). It is anticipated that this Proxy Statement and the accompanying form of proxy will first be mailed to stockholders on or about October 16, 1998.

            The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others that forward solicitation material to beneficial owners of the Company's stock. Proxies may be solicited by mail, telephone, telegraph, or personal communications. The Company has retained Stockholder Communications Corporation ("SCC") to assist in the solicitation of proxies for a fee of approximately $10,000 and reimbursement of certain expenses.

            The close of business on October 2, 1998, has been fixed as the "Record Date" for the determination of stockholders entitled to notice of and to vote at the Meeting. On that date, there were 18,501,195 shares of Class A Common Stock and 281,974 shares of Class B Common Stock outstanding (collectively, the "Capital Stock"). Each such share of Class A Common Stock is entitled to one vote on each matter of business to be considered at the Meeting. Each such share of Class B Common Stock is entitled to ten votes on each such matter. The outstanding shares of Capital Stock representing the majority of the voting power thereof and entitled to vote at the Meeting shall constitute a quorum.

            Each proxy properly executed and returned to the Company will be voted FOR (i) the election of the three director nominees named herein; (ii) the approval of the Medicis Pharmaceutical Corporation 1998 Stock Option Plan; (iii) the appointment of Ernst & Young LLP as auditors, unless the stockholder otherwise directs in his or her proxy, in which case the proxy will be voted according to the stockholder's direction.

            Proxies may be revoked by written notice to the Secretary of the Company at any time prior to their being voted at the Meeting. Stockholders who are present at the Meeting may revoke in writing their proxies previously submitted and vote in person, if they so desire.

            The headquarters office of the Company is located at 4343 East Camelback Road, Suite 250, Phoenix, Arizona 85018.

                     --------------------------------------

                        PROPOSAL 1: ELECTION OF DIRECTORS

            At the Meeting, three directors will be elected to serve a three year term which is scheduled to expire at the close of the Annual Meeting of Stockholders in 2001. The shares represented by the enclosed proxy will be voted for the election as directors of the three nominees named below, unless a vote is withheld from any of the individual nominees. If a nominee becomes unavailable for any reason or if a vacancy should occur before election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of the proxy.

            Jonah Shacknai, Michael A. Pietrangelo and Lottie Shackelford have been proposed unanimously by the Board as nominees for election as directors at the meeting. Mr. Shacknai, Mr. Pietrangelo and Ms. Shackelford are currently directors of the Company. Biographical information on Mr. Shacknai, Mr. Pietrangelo and Ms. Shackelford is furnished below under "Directors, Nominees and Executive Officers."

VOTE REQUIRED

            The three nominees receiving the highest number of votes cast at the meeting will be elected to serve for terms of three years, or until their successors are duly elected and qualified.

BOARD RECOMMENDATION

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH DIRECTOR
                            SPECIFIED IN PROPOSAL 1.

                     --------------------------------------

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

            The following biographical information is furnished with regard to the directors, the nominees for election as a director at the Meeting, and the executive officers.

                                                                                   DIRECTOR     TERM
            NAME                 AGE                                 POSITION        SINCE     EXPIRES
------------------------------------------------------------------------------------------------------
Jonah Shacknai(1)                41      Chairman and Chief Executive Officer        1988       1998

Mark A. Prygocki, Sr.            32      Chief Financial Officer, Treasurer, and      N/A        N/A
                                         Secretary

Arthur G. Altschul, Jr.(2)       34      Director                                    1992       2000

Richard L. Dobson, M.D.(2)       70      Director                                    1991       1999

Peter S. Knight, Esq. (1)(3)     47      Director                                    1997       1999

Michael A. Pietrangelo(1)(3)     56      Director                                    1990       1998

Philip S. Schein, M.D.(2)        59      Director                                    1990       2000

Lottie H. Shackelford(2)         57      Director                                    1993       1998


(1)   Member of the Executive Committee
(2)   Member of the Audit Committee
(3)   Member of the Stock Option and Compensation Committee

                     --------------------------------------

            JONAH SHACKNAI is a founder of the Company and has served as its Chairman and Chief Executive Officer since July 1988. From 1977 until late 1982, Mr. Shacknai served as chief aide to the House of Representative's committee with responsibility for health policy, and in other senior legislative positions. During his service with the House of Representatives, Mr. Shacknai drafted significant legislation affecting health care, environmental protection, science policy, and consumer protection. He was also a member of the Commission on the Federal Drug Approval Process, and the National Council on Drugs. From 1982 to 1988, as senior partner in the law firm of Royer, Shacknai, and Mehle, Mr. Shacknai represented approximately 34 multinational pharmaceutical and medical device concerns, as well as four major industry trade associations. He provided these firms advice in areas of governmental regulation, strategic planning, mergers and acquisitions, and marketing. Mr. Shacknai simultaneously served in an executive position with Key Pharmaceuticals, Inc., prior to its acquisition by Schering-Plough Corporation. Mr. Shacknai is Vice Chairman of the Board of Directors of Delta Society, a public service organization promoting animal-human bonds. He is also a director of GHBM Healthworld, an integrated healthcare, marketing and communications concern, and a member of the Board of Trustees of the National Public Radio Foundation. Mr. Shacknai serves as a member of the National Arthritis and Musculoskeletal and Skin Diseases Advisory Council of the National Institutes of Health, and the U.S.-Israel Science and Technology Commission, both of which are federal cabinet-appointed positions.

            MARK A. PRYGOCKI, SR., CPA, has served as Chief Financial Officer, Treasurer, and Secretary since May 1995 and served as Controller of the Company from October 1992 until May 1995. From July 1990 through October 1992, Mr. Prygocki was employed by Salomon Brothers, Inc., an investment banking firm, as an Accountant in the Regulatory Reporting Division. Mr. Prygocki was employed by Ernst & Young LLP as a Senior Auditor in the Financial Service Division from September 1988 through July 1990.

            ARTHUR G. ALTSCHUL, JR., has been a director of the Company since December 1992. He has worked in investment banking, venture capital, and as a member of senior management of a publicly-traded healthcare concern. Mr. Altschul is a founder and Co-Chairman of Diaz & Altschul Group, LLC, a merchant banking organization which, through its subsidiaries, provides investment banking and investment advisory services. Between 1985 and 1991, Mr. Altschul worked in the Equity and Fixed-Income trading departments at Goldman, Sachs & Co., was a founding limited partner of The Maximus Fund, LP, and worked in the Equity Research department at Morgan Stanley & Co. From 1992 to 1996, Mr. Altschul worked at SUGEN, Inc., most recently as Senior Director of Corporate Affairs. SUGEN is a NASDAQ-traded biopharmaceutical company focused on cancer research and drug development. Mr. Altschul serves on the Board of Directors of General American Investors, Inc., a NYSE-traded closed-end investment company; Delta Opportunity Fund, Ltd., an offshore investment fund which invests primarily in private placements of publicly-traded technology companies; Microbes Inc.; NY Council for Humanities; and Prototek II, Inc. Mr.
Altschul holds a B.Sc. from Columbia University in Computer Science.

            RICHARD L. DOBSON, M.D., has been a director of the Company since September 1991. He was a Professor of Dermatology at the Medical University of South Carolina from 1980-1998 and he has been Professor Emeritus since July 1998. He is a past President of the American Board of Dermatology and a past President of the American Academy of Dermatology. Dr. Dobson also served, as the Editor-in-Chief of the JOURNAL OF THE AMERICAN ACADEMY OF DERMATOLOGY from 1988-1998.

            PETER S. KNIGHT, ESQ., has been a director of the Company since June 1997. Mr. Knight has been a partner of the law firm of Wunder, Knight, Levine, Thelen & Forscey since 1991, where he specializes in pharmaceutical, environmental, and communication matters. In 1996, at the request of President Clinton, Mr. Knight served as the National Campaign Manager for Clinton/Gore '96. Mr. Knight served as the General Counsel and Secretary of the Company from 1989 to 1991. Mr. Knight currently serves on the Boards of COMSAT, Whitman Education Group, Healthworld, and the Schroder Series Trust . He also serves on the Board of the Center for National Policy, and the Vice President's Residence Foundation.

            MICHAEL A. PIETRANGELO has been a director of the Company since October 1990. Admitted to the bar in New York, Tennessee and the District of Columbia, he was an attorney with the Federal Trade Commission and later for Pfizer, Inc., from 1967 to 1972. Joining Shering-Plough Corporation in Memphis, Tennessee in 1972, Mr. Pietrangelo served in legal capacities first as Legal Director and then Associate General Counsel. During that time he was also appointed Visiting Professor of Law by the University of Tennessee and University of Mississippi

Schools of Pharmacy. In 1980, Mr. Pietrangelo left corporate law and focused on consumer products management, serving in a variety of executive positions at Shering-Plough Corporation prior to being named President of the Personal Care Products Group in 1985. In 1989, he was asked to join Western Publishing Group as President and Chief Operating Officer. From 1990 to 1994, Mr. Pietrangelo was the President and Chief Executive Officer of CLEO, Inc., a Memphis-based subsidiary of Gibson Greetings, Inc., a manufacturer of specialized paper products. In 1994, he accepted a position as President of Johnson Products Co., a subsidiary of IVAX Corporation. He served in that capacity until February 1998, when he returned to the practice of law with Pietrangelo Cook PLC, based in Memphis, Tennessee.

            PHILIP S. SCHEIN, M.D., has been a director of the Company since October 1990. Dr. Schein was the Chairman and Chief Executive Officer of U.S. Bioscience, Inc., a publicly held pharmaceutical company involved in the development and marketing of chemotherapeutic agents, from 1987 to 1998. His prior appointments included Scientific Director of the Vincent T. Lombardi Cancer Research Center at Georgetown University, Vice President for Worldwide Clinical Research and Development, SmithKline and French Labs. He has served as President of the American Society of Clinical Oncology and has chaired the Food and Drug Administration Oncology Drugs Advisory Committee. Dr. Schein presently serves as a member of the National Cancer Advisory Board and as Adjunct Professor of Medicine and Pharmacology at the University of Pennsylvania School of Medicine.

            LOTTIE H. SHACKELFORD has been a director of the Company since July 1993. Ms. Shackelford has been Executive Vice President of Global USA, Inc., a government relations firm, since April 1994 and has been Vice Chair of the Democratic National Committee since February 1989. Ms. Shackelford was Executive Vice President of U.S. Strategies, Inc., a government relations firm, from April 1993 to April 1994. She was also Co-Director of Intergovernmental Affairs for the Clinton/Gore presidential transition team between November 1992 and March 1993, Deputy Campaign Manager of Clinton for President from February 1992 to November 1992, and Executive Director, Arkansas Regional Minority Purchasing Council, from February 1982 to January 1992. In addition, Ms. Shackelford has served in various local government positions, including Mayor of Little Rock, Arkansas. She also is a director of Philander Smith College, the Chapman Funds in Baltimore, Maryland, and the Overseas Private Investment Corporation.

COMMITTEES AND MEETINGS

            The Stock Option and Compensation Committee, which met one time in the Company's fiscal year ended June 30, 1998 ("Fiscal 1998"), administers the Company's Stock Option Plans (the "Plans") and oversees the compensation of the Company's officers. The members of the Stock Option and Compensation Committee in Fiscal 1998 were Michael A. Pietrangelo and Peter S. Knight, Esq. The Audit Committee, which met twice in Fiscal 1998, reviews the work of the auditors and the adequacy of the Company's internal accounting and financial control systems. The members of the Audit Committee are Lottie Shackelford, Arthur G. Altschul, Jr., Richard L. Dobson, M.D., and Philip S. Schein, M.D. The Executive Committee, which did not meet in Fiscal 1998, exercises the rights, power, and authority of the Board of Directors in certain situations. The members of the Executive Committee in Fiscal 1998 were Jonah Shacknai, Michael A. Pietrangelo and Peter S. Knight, Esq. The Company does not have a Nominating Committee, and the consideration of nominations to serve as a member of the Board is made by the entire Board.

            The Board held four meetings in Fiscal 1998. Each member of the Board of Directors attended at least 75% of the aggregate of (i) all Board meetings and (ii) all meetings of committees of the Board of which such person was a member.

DIRECTOR COMPENSATION

            Since April 28, 1990, the Company has made available to each non-employee director $1,000 plus reasonable expenses for each Board and committee meeting attended, excluding telephonic meetings. Non-employee directors of the Company are also entitled to automatic, annual grants of non-qualified options to purchase 4,500 shares of Class A Common Stock. Under the Plans, these options are granted at the fair market value of the Class A Common Stock on the last business day of September and are exercisable on the one year anniversary of the date of the grant. Each such option shall be exercisable in whole or in part one year after the date of grant, provided such non-employee director has continued as a non-employee director for one year.

PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT

            The information set forth below includes information as of September 14, 1998, regarding the shares of Capital Stock beneficially owned by (i) each person who is known by the Company to own beneficially five percent (5%) or more of the Capital Stock, (ii) each of the other present directors and executive officers of the Company, and (iii) all directors and executive officers of the Company as a group:

                                        SHARES BENEFICIALLY OWNED
                                          ----------------------
                                           CLASS A       CLASS B       PERCENTAGE OF      PERCENTAGE
                                            COMMON        COMMON        OUTSTANDING       OF VOTING
NAME(1)                                     STOCK         STOCK        CAPITAL STOCK        POWER
-----------------------------------------------------------------------------------------------------
Jonah Shacknai(2)                           579,878       252,677          4.35%            14.31%

Mark A. Prygocki, Sr.(3)                     31,764            --            *                 *

Arthur G. Altschul, Jr.(4)                   17,173            --            *                 *

Richard L. Dobson, M.D.(5)                   25,789            --            *                 *

Peter S. Knight, Esq.(6)                     15,437            --            *                 *

Michael A. Pietrangelo(7)                    45,776            --            *                 *

Philip S. Schein, M.D.(8)                     9,321            --            *                 *

Lottie H. Shackelford(9)                     22,173            --            *                 *

All executive officers and directors        746,833       252,677          5.17%            14.98%
as a group (8 persons)(10)

Pilgrim, Baxter and Associates            1,860,819            --          9.91%             8.62%
1255 Drummer's Lane, Suite 300
Wayne, PA  19087(11)

Putnam Investments                        2,495,929            --         13.29%            11.56%
One Post Office Square
Boston, MA 02109(11)


----------------------------
  *   Less than 1%.

(1) The address of each beneficial owner is c/o Medicis Pharmaceutical Corporation, 4343 East Camelback Road, Suite 250, Phoenix, Arizona 85018-2700.

(2) Includes: 358,796 shares of Class A Common Stock subject to options granted pursuant to the Plans which were exercisable as of September 14, 1998, or which become exercisable within 60 days thereafter (November 13, 1998).

(3) Includes 31,464 shares of Class A Common Stock subject to options granted pursuant to the Plans which were exercisable as of September 14, 1998, or which become exercisable within 60 days thereafter (November 13, 1998).

(4) Includes 17,173 shares of Class A Common Stock subject to options granted pursuant to the Plans which were exercisable as of September 14, 1998, or which become exercisable within 60 days thereafter (November 13, 1998).

(5) Includes 21,774 shares of Class A Common Stock subject to options granted pursuant to the Plans which were exercisable as of September 14, 1998, or which become exercisable within 60 days thereafter (November 13, 1998). Does not include 159 shares of Class A Common Stock owned by Dr. Dobson's spouse, as to which shares Dr. Dobson disclaims beneficial ownership.

(6) Includes 12,000 shares of Class A Common Stock subject to options granted pursuant to the Plans which were exercisable as of September 14, 1998, or which become exercisable within 60 days thereafter (November 13, 1998).

(7) Includes 19,764 shares of Class A common Stock subject to options granted pursuant to the Plans which were exercisable as of September 14, 1998, or which become exercisable within 60 days thereafter (November 13, 1998).

(8) Includes 9,321 shares of Class A Common Stock subject to options granted pursuant to the Plans which were exercisable as of September 14, 1998, or which become exercisable within 60 days thereafter (November 13, 1998).

(9) Includes 22,173 shares of Class A Common Stock subject to options granted pursuant to the Plans which were exercisable as of September 14, 1998, or which become exercisable within 60 days thereafter (November 13, 1998).

(10) Includes an aggregate of 492,465 shares of Class A Common Stock subject to options granted pursuant to the Plans which were exercisable as of September 14, 1998, or which become exercisable within 60 days thereafter (November 13, 1998), held by eight executive officers and directors.

(11)  Based on Schedule 13G filed with the SEC.

EXECUTIVE COMPENSATION

            The following table shows the annual compensation and long-term compensation for each of the three most recent fiscal years for the Company's Chief Executive Officer and the one other executive officer whose salary and bonus for the most recent fiscal year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM COMPENSATION AWARDS
                                        ANNUAL COMPENSATION                 -----------------------------
                                       ---------------------    OTHER ANNUAL       NUMBER OF LTIP
   NAME AND POSITION           YEAR    SALARY($)    BONUS($)   COMPENSATION($)        OPTIONS
---------------------------------------------------------------------------------------------------------
Jonah Shacknai                 1998     437,000     400,000          --               100,000
  Chairman of the Board        1997     412,000     320,000          --                78,751
  and Chief Executive          1996     310,000     240,000          --               171,431(1)
  Officer

Mark A. Prygocki, Sr           1998     150,000     150,000          --                30,000
  Chief Financial Officer,     1997     130,400      80,000          --                22,500
  Treasurer and Secretary      1996      94,600      50,000          --                19,286(2)


(1) Includes repriced options approved by the Stock Option and Compensation Committee of the Board of Directors upon an independent recommendation and in accordance with the Plans and previously issued to Mr. Shacknai for the purchase of 208,929 shares of Class A Common Stock. Such options were repriced to the closing market price of the Class A Common Stock on September 30, 1995.

(2) Includes repriced options approved by the Stock Option and Compensation Committee of the Board of Directors upon an independent recommendation and in accordance with the Plans and previously issued to Mr. Prygocki for the purchase of 18,483 shares of Class A Common Stock. Such options were repriced to the closing market price of the Class A Common Stock on September 30, 1995.

            The Company has no defined benefit or defined contribution retirement plans other than the Medicis Pharmaceutical Corporation 401(k) Employee Savings Plan (the "401(k) Plan") established under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Contributions to the 401(k) Plan are voluntary and all employees are eligible to participate. While the 401(k) Plan provides for the ability of the Company to match certain employee contributions, the Company has not made any matching contributions.

STOCK OPTIONS

            The Plans provide for the grant to key employees and key consultants of the Company options which qualify as incentive stock options under the Code and non-qualified stock options. The Plans are administered by the Stock Option and Compensation Committee appointed by the Board. The following table sets forth certain information for the Company's last fiscal year with respect to options to purchase shares of Class A Common Stock granted to certain executive officers pursuant to the Plans:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZED VALUE AT
                                               PERCENTAGE OF                                ASSUMED ANNUAL RATES OF STOCK
                                               TOTAL OPTIONS                                    PRICE APPRECIATION FOR
                                 NUMBER OF      GRANTED TO       EXERCISE                            OPTION TERM(2)
                                  OPTIONS      EMPLOYEES IN      OR BASE      EXPIRATION   --------------------------------
NAME                           GRANTED(#)(1)    FISCAL YEAR    PRICE ($/SH)      DATE      0%($)       5%($)       10%($)
---------------------------------------------------------------------------------------------------------------------------
Jonah Shacknai            NQ      100,000          16.0%          43.25         7/8/07      --       2,719,969    6,892,936

Mark A. Prygocki, Sr.    ISO        3,440           0.6%          43.25         7/8/07      --          93,567      237,119
                          NQ       26,560           4.2%          43.25         7/8/07                 722,424    1,830,781
                                  -------          -----
                                   30,000           4.8%
                                  =======          =====

(1) Of Mr. Shacknai's non-qualified options noted above, 33,333 vested on July 8, 1998; 33,333 vest on July 8, 1999; and 33,334 vest on July 8, 2000. Of
      Mr. Prygocki's ISO's noted above, 210 vested on July 8, 1998; 210 vest on July 8, 1999; 290 vest on July 8, 2000; 420 vest on July 8, 2001; and 2,310 vest on July 8, 2002. Of Mr. Prygocki's non-qualified options noted above, 5,790 vested on July 8, 1998; 5,790 vest on July 8, 1999; 5,710 vest on July 8, 2000; 5,580 vest on July 8, 2001; and 3,690 vest on July 8, 2002.

(2) The potential realizable value portion of the foregoing table illustrates amounts that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Class A Common Stock, over the scheduled life of the options. This schedule does not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting schedules. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. The column indicating 0% appreciation is included to reflect the fact that a zero percent gain in stock price appreciation from the market price of the Class A Common Stock on the date of grant will result in zero dollars for the optionee. No gain to the optionees is possible without an increase in stock price, which will benefit all stockholders commensurately. Dollar amounts shown are not discounted to present value.

                     --------------------------------------

            The following table sets forth the number and value of unexercised options held by the named individuals as of the end of the Company's last fiscal year.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                            VALUE OF UNEXERCISED
                                                           NUMBER OF UNEXERCISED            IN-THE-MONEY OPTIONS
                           NUMBER OF          VALUE      OPTIONS AT FISCAL YEAR END        AT FISCAL YEAR-END ($)
                        SHARES ACQUIRED     REALIZED    ----------------------------    ----------------------------
NAME                     ON EXERCISE(1)        ($)      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------------
Jonah Shacknai                   0                0      284,435         201,139        9,353,497       2,464,065
Mark A. Prygocki, Sr.       16,000          767,395       16,945          58,128          500,433         675,900


(1)   The Company does not grant stock appreciation rights.

            During the last fiscal year, 133 employees of the Company and six non-employee directors of the Company were granted options to purchase an aggregate of 651,728 shares of Common Stock under the Plans. As of June 30, 1998, 111 employees and all directors of the Company were participants in the Plans. During the last fiscal year, an aggregate of 708,122 options to purchase shares of Class A Common Stock had been granted to a total of 153 optionees under the Plans and were outstanding, 27,000 of which had been granted to non-employee directors as annual grants in accordance with the Plans. Certain of such options are vested and others vest at various times through June 22, 2003. Qualified and non-qualified stock options vest over a period determined at the time the options are granted, ranging from 1 year to 5 years. The options are generally granted at the fair market value on the date of the grant and are exercisable at prices ranging from $1.55 to $54.00 per share.


                     --------------------------------------

                 STOCK OPTION AND COMPENSATION COMMITTEE REPORT

            The Stock Option and Compensation Committee (the "Committee") is responsible for the oversight of the compensation of the Company's officers and administration of the Plans. Compensation of the Company's executive officers is composed of salary, stock options and, in some cases, cash bonuses. Jonah Shacknai, Chairman and Chief Executive Officer of the Company, recommends the annual salary and any cash bonus for each executive officer other than himself. Currently, the Company has only one other executive officer, Mr. Prygocki, the Company's Chief Financial Officer, Treasurer, and Secretary. In the case of an increase in salary or a substantial bonus to an executive officer, Mr. Shacknai makes a recommendation to the Committee to approve such increase. Mr. Shacknai and the Committee apply the largely subjective and non-quantitative criteria discussed below in evaluating compensation and have not assigned any particular numerical weight to these factors. The salary of an executive officer is determined based on the significance of the position to the Company, individual experience, talents and expertise, individual performance as it relates to effort and achievement of or progress toward particular objectives for the executive officer and to the Company's immediate and long-term goals and information gathered informally as to comparable companies in the same geographic location as the Company. Due to the Company's phase of growth and development, in addition to the Company's goal of increasing profitability, other elements of the Company's performance that are used in fixing executive compensation levels are increases in revenues, new product introductions, progress in research, raising new capital, strategic alliances, customer service values, and cost-effective operation as the personal commitment to the ideals and mission of the Company. The Committee believes the compensation of the Company's executive officers is generally in the middle section of the range of compensation data obtained when the Company informally gathered data as to comparable companies. However, this belief should be considered in light of the facts that (i) the data gathered were not gathered with a statistically reliable methodology, and (ii) the elements of compensation of such comparable companies are not necessarily directly comparable to those of the Company.

            Although the Company does not have a formal bonus plan for its executive officers, the Company, from time to time, awards cash bonuses to certain executive officers after fiscal year end. The amount awarded to a particular executive officer is based on the Company's overall performance as described above, individual performance, the particular executive officer's base salary level, and overall equity and fairness.

            Stock options granted by the Company to its executive officers are intended to link the interests and risks of the executive officers with those of the stockholders. Stock options will provide value to the optionee only when the price of the Company's stock increases. The Committee generally grants stock options to executive officers with respect to each fiscal year after the close of the fiscal year. The Committee bases its decisions on Company performance and individual performance as discussed above, base salary and bonus levels, the amount of prior option grants, length of service, and overall equity and fairness.

            For Fiscal 1998, Jonah Shacknai, Chairman of the Board and Chief Executive Officer, received an annual salary of $437,000, was paid a bonus of $400,000, and was granted options to purchase 100,000 shares of Class A Common Stock (at an exercise price of $43.25 per share). The Committee made these decisions based upon a subjective analysis of his contributions to the Company's improved performance in the most recent fiscal year, particularly in regard to the formation of a collaboration with Abbott Laboratories, the acquiring of all the Common Stock of GenDerm Corporation, the successful completion of the Company public offering in excess of $200 million, achieving continued growth in sales and profitability for the Company, the launch of the Company's Lustra product, the attainment of market leadership of the Company's TRIAZ(R) products, and controlling expenses and improving the ratio oF current assets to current liabilities. The Committee did not assign any particular numerical weight to any of these matters.

August 10, 1998                        Stock Option and Compensation Committee

                                       Michael A. Pietrangelo, Chairman
                                       Peter S. Knight, Esq.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            No Compensation Committee interlocks were present at June 30, 1998.

EMPLOYMENT AGREEMENT

            In July 1996, the Company entered into an employment agreement (the "Employment Agreement") with Mr. Shacknai, effective July 1, 1996, to continue to serve as Chairman and Chief Executive Officer of the Company. The Employment Agreement expires on June 30, 2001, and automatically renews for successive periods of five years, unless either party gives timely notice of an intention not to renew. Mr. Shacknai also may terminate the Employment Agreement prior to the end of the term. Under the Employment Agreement, Mr. Shacknai agreed that, during his employment by the Company and for a period of one year following termination for reasons other than a change in ownership or control of the Company, he will not engage in, consult with or be employed by any Competing Business (as defined in the Employment Agreement). The Employment Agreement contains customary non-solicitation provisions and provides for the transfer to the Company of any intellectual property relating to the business of the Company.

            Under the Employment Agreement, Mr. Shacknai receives an annual base salary of $400,000, effective July 1996, plus certain benefits and an annual grant of options to purchase shares of Common Stock representing a minimum specified percentage of the fully diluted capitalization of the Company. Mr. Shacknai is also eligible for annual cash bonuses and increases in his base compensation.

            The Employment Agreement provides that, if Mr. Shacknai's employment is terminated as a result of a change in control of the Company, the Company is obligated to pay Mr. Shacknai a lump sum amount equal to four times the sum of
(i) his base salary at the highest rate in effect during the proceeding 12 months and (ii) the average annual bonus, if any, paid during the proceeding three years. If Mr. Shacknai's employment is terminated without cause or by his Resignation for Good Reason (as defined in the Employment Agreement) the Company is obligated to pay him a lump sum equal to the sum of (i) the amount he would have collected in salary for the unexpired term of the Employment Agreement, were he paid at the highest salary rate in effect for the 12 months preceding his termination and (ii) his average annual bonus for the preceding three years multiplied by the number of years remaining in the Employment Agreement. In no event, however, will Mr. Shacknai's severance payment for termination without cause be less than twice the sum of (i) his highest effective salary and (ii) the average annual bonus for the preceding three years, plus 1/24 of such lump sum for each full year of Mr. Shacknai's service with the Company. If Mr. Shacknai's employment is terminated by his death, the Employment Agreement provides that the Company will continue to pay his salary, at the then-current rate, to his estate for 12 months. If Mr. Shacknai is terminated pursuant to his Disability (as defined in the Employment Agreement), the Employment Agreement provides that the Company will pay him 100% of his base salary for twelve months, and 50% of that base salary for the remainder of the term of the Employment Agreement, but in no event for less than an additional 12 months of his base salary. Finally, the Employment Agreement provides that, if it is not renewed by the Company for at least three years after its initial expiration, the Company must pay Mr. Shacknai a lump sum equal to twice the sum of (i) his annual base salary at the highest rate in effect during his last 12 months of employment with the Company and (ii) the annual average of bonus payments made to him over the preceding three years, plus 1/24 of such lump sum for each full year of Mr. Shacknai's service with the Company.

            Upon the termination of Mr. Shacknai's employment, all options previously granted to him will automatically vest, and will remain exercisable for the full terms thereof. After termination, Mr. Shacknai will also receive the employee benefits he was eligible to participate in for four years unless the Employment Agreement is not renewed, in which event Mr. Shacknai will receive such employee benefits for two years. Under certain circumstances, the Employment Agreement may require the Company to make payments that would constitute excess parachute payments under the Internal Revenue Code of 1986, as amended. In the event that the Company were required to make payments constituting excess parachute payments, payments to Mr. Shacknai would not be deductible by the Company for tax purposes, and Mr. Shacknai would be required to pay an excise tax.

            The Company currently has no employment agreements with other employees.

STOCK PRICE PERFORMANCE

            The graph set forth below provides a comparison of the cumulative total stockholder return for the Company, the NASDAQ Stock Market (U.S. Companies) Total Return Index, and the NASDAQ Pharmaceutical Stocks Total Return Index for the period commencing June 30, 1993, the date the Company completed its initial public offering, through June 30, 1998. The NASDAQ Stock Market Total Return Index comprises all domestic common shares traded on the NASDAQ National Market System and the NASDAQ Small-Cap MarketSM. The NASDAQ Pharmaceutical Stocks Index represents all companies, including biotechnology companies, trading on NASDAQ classified under the Standard Industrial Classification Code for pharmaceuticals. The Company began trading on the New York Stock Exchange on September 24, 1998, under the ticker symbol MRX.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                              PERFORMANCE GRAPH (1)


                              [PLOT POINTS CHART]







(1) The lines represent monthly index levels derived from compounded daily returns that include all dividends. The indexes are reweighted daily, using the market capitalization on the previous trading day. If the end of the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used. The index level for all series was set to 100.0 on June 30, 1993.

                     --------------------------------------

               PROPOSAL 2: ADOPTION OF THE MEDICIS PHARMACEUTICAL
                       CORPORATION 1998 STOCK OPTION PLAN

            The Board has adopted in 1998, subject to stockholder approval, the Medicis Pharmaceutical Corporation 1998 Stock Option Plan (the "1998 Plan"). The 1998 Plan provides for the reservation of 3,000,000 shares of Class A Common Stock for issuance pursuant to incentive stock options or non-qualified options. The Board believes that approval of the adoption of the 1998 Plan is in the best interest of the Company and its stockholders in order to permit the grant of additional options to key employees and key consultants and to continue to provide non-employee directors with incentives to contribute to the success of the Company.

            The 1998 Plan also provides for an automatic annual grant of non-qualified stock options to purchase 10,000 shares of the Company's Class A Common Stock to each of the Company's Outside Directors (i.e., those who are not employed by the Company) on the last business day of September of each year during the term of the Plan, beginning in September 1999. This automatic grant is in lieu of any further grants after September 1998 under any of the Company's previous stock plans. Currently, outside directors are granted options to purchase 4,500 shares on the last business day of each September.

            The last reported sale price of the Company's Class A Common Stock on the New York Stock Exchange on October 6, 1998, was $40.44 per share.

            The principal provisions of the 1998 Plan are summarized below. Such summary is qualified in its entirety by reference to the terms of the 1998 Plan, which appears in Appendix 1.

GENERAL DESCRIPTION OF THE 1998 STOCK OPTION PLAN

            (a) SHARES SUBJECT TO OPTIONS. 3,000,000 shares of Class A Common Stock subject to incentive stock options or to non-qualified stock options are reserved in connection with the 1998 Plan from authorized but unissued shares of Class A Common Stock. Shares of Class A Common Stock subject to an option which remain unexercised at the time of cancellation, expiration or exchange of such option become available for use under the 1998 Plan. Shares of Class A Common Stock which remain after the surrender of an option are not further available.

            (b) EFFECTIVE DATE. October 1, 1998, subject to stockholder approval.

            (c) COMMITTEE. The 1998 Plan provides for administration by a Committee appointed by the Board consisting solely of not less than two (2) "Non-Employee Directors," as that term is defined in SEC Rule 16b-3(3)(i), or such other persons as may, from time to time, be required or authorized by such rule or any successor rules. From time to time, the Committee may appoint a separate committee (the "Designated Committee") consisting of at least one Director and one other executive officer of the Company to implement grants of options to the Company's key individuals and consultants who are not subject to
Section 16 of the Securities and Exchange Act of 1934 ("Section 16 Reporting Persons"). It is anticipated that the Committee will appoint the Chairman and Chief Executive Officer of the Company, Jonah Shacknai, and the Chief Financial Officer of the Company, Mark A. Prygocki, Sr., to serve on such Designated Committee, which will have the authority to grant stock options subject to the continuing supervision of the Committee to key individuals and consultants who are not Section 16 Reporting Persons, but in no circumstance may such individuals grant options to themselves unless and until the Committee shall take further action. The Designated Committee may not grant to a single key individual options for more than 10,000 shares in any one calendar year.

            (d) ELIGIBILITY. Only key employees and key consultants of the Company and its subsidiaries and Outside Directors of the Company are eligible for the grant of options under the 1998 Plan. Key consultants includes any Outside Director who has a material written employment agreement with the Company which has been approved by the Board.

            (e) GRANT OF OPTIONS. The grant of options to key employees and key consultants is in the sole discretion of the Committee and must be evidenced by an option certificate. To the extent the fair market value of incentive stock options granted under the 1998 Plan, the Plans or any other plan of the Company that first become exercisable in a calendar year exceeds $100,000, such options would be treated as non-qualified options. On the last business day of September of each year, each then Outside Director is automatically granted a non-qualified option to purchase 10,000 shares of Class A Common Stock. If an Outside Director is first elected a director before or after, but not on, the last business day of September, upon such election, such Outside Director shall be automatically granted a non-qualified option to purchase 834 shares of Class A Common Stock for each full month remaining until the last day in September following the date of the Outside Directors election. The automatic grants to Outside Directors beginning in September 1999 will be in lieu of any further grants to Outside Directors under any prior Company Stock Plan.

            (f) OPTION PRICE. The price per share of Class A Common Stock payable upon exercise of an option may not be less than the fair market value of a share of Class A Common Stock on the date such option is granted or, in the case of a ten percent stockholder granted an incentive stock option, the fifth anniversary of the date granted. The price per share of Class A Common Stock payable upon exercise of an option granted to a ten percent stockholder may not be less than 110% of the fair market value of a share of Class A Common Stock on the date such option is granted. The price payable upon exercise of an option is payable in full upon exercise and, in its discretion, the Board can provide for payment in cash or in stock.

            (g) EXERCISE PERIOD. The option certificate must set forth the exercise provisions applicable to the options related thereto, but in no case can the option certificate make an option exercisable before the date of grant or make it exercisable on a date after the tenth anniversary of the date of grant or, in the case of an incentive stock option granted to a ten percent stockholder, the fifth anniversary of the date of grant. The option certificate may provide for exercise upon termination, death or disability. In connection with the termination of employment and in the case of change in control by the Company or any subsidiary of any holder of an option, the Committee may, in its discretion, accelerate the date at which all or any part of an option first becomes exercisable or extend the period (but not in excess of ten years after the date of grant) during which all or any part of an option may be exercised.

            (h) TRANSFERABILITY. Options will be granted subject to restrictions on transfer, if any, that the Committee deems appropriate in order to qualify the grants for desired treatment under prevailing tax and other laws. The Committee will have the authority to remove transfer restrictions upon request of an option holder.

            (i) SECURITIES REGISTRATION. The 1998 Plan contains several provisions requiring compliance with certain provisions of the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"). If the stockholders approve the 1998 Plan, promptly following the Meeting, the Company expects to file a registration statement with the SEC for the grant of the options and issuance of the shares of Class A Common Stock issuable upon exercise of options granted under the 1998 Plan.

            (j) LIFE OF PLAN. Options may be granted under the 1998 Plan until the earlier of September 30, 2008, or such date as all the stock reserved for the exercise of options has been issued or is no longer available.

            (k) ADJUSTMENT. The number of shares reserved is to be equitably adjusted to reflect a change in capitalization of the Company, including but not limited to a stock split or stock dividend.

            (l) SALE OR MERGER OF THE CORPORATION. If the Company agrees to sell all or substantially all of its assets, to merge, consolidate or reorganize the Company or to engage in another corporate transaction which does not provide for the assumption or substitution of options granted under the 1998 Plan, each then-outstanding option may be canceled at the discretion of the Board in exchange for the same consideration the option holder would have received if the option had been exercised in full on such date.

            (m) AMENDMENT OR TERMINATION. The 1998 Plan can be amended by the Board, in its discretion, except that the following amendments will require stockholder approval: amendments to (i) increase the number of shares issuable under the Plan; (ii) extend the life of the 1998 Plan; (iii) decrease the minimum option price; (iv) change the class of persons eligible for options; or
(v) to otherwise materially increase the benefits of the 1998 Plan to Plan participants (if such approval is legally required). The Board may suspend or terminate the 1998 Plan; however, it may not cancel options granted before the suspension or termination or, so as to adversely affect the option holder, modify or amend options granted before the suspension or termination. The 1998 Plan also provides that the Board may amend the 1998 Plan without stockholder approval in order that the 1998 Plan be in compliance with the conditions of Rule 16b-3 of the 1934 Act, as such rule may from time to time be amended. Rule 16b-3 of the 1934 Act provides that certain transactions by officers or directors pursuant to employee stock and option plans which comply with Rule 16b-3 are exempt from the "short swing profit" provisions of Section 16(b) of the 1934 Act.

            (n) CHANGE IN CONTROL VESTING. In the event of a "Change in Control" of the Company, the 1998 Plan provides for an acceleration in vesting of all options previously granted under the 1998 Plan, which could have the effect of delaying, deterring or preventing a Change in Control, including, without limitation, discouraging a proxy contest or making more difficult the acquisition of a substantial block of the Company's Common Stock or limit the price investors may be willing to pay for shares of Common Stock.

            (o) MISCELLANEOUS. Option holders do not have stockholder rights. The grant of options is not a contract of employment. The 1998 Plan is to be construed under the laws of Arizona.

NEW PLAN BENEFITS

            Other than stock option grants to Outside Directors as described above and except as noted below, the benefits or amounts that will be received or allocated in the future under the 1998 Plan are not determinable.

U.S. FEDERAL INCOME TAX CONSEQUENCES

            The following is a summary of the U.S. federal income tax consequences under current tax law (without regard to any proposed changes, which may be retroactive in effect) with respect to incentive stock options and non-qualified stock options granted to U.S. employees, consultants and directors under the Plans. For this purpose, it is assumed that the shares acquired pursuant to the exercise of an option are held by the optionee as a capital asset. Certain other rules not discussed here apply to the use of previously acquired shares of Class A Common Stock in payment of the option exercise price.

      INCENTIVE STOCK OPTIONS

            In general, no taxable income will be recognized by an optionee upon the grant or exercise of an incentive stock option. The optionee's tax basis in the shares received on the exercise of such an option will be equal to the option price paid by the optionee for such shares.

            If the stock received upon exercise of an incentive stock option is held more than one year after the date of transfer of such shares to the optionee and more than two years from the date of grant of the option, any gain or loss recognized by the optionee on the subsequent sale of the stock will be a long-term capital gain or loss, as the case may be. If the shares received upon the exercise of an incentive stock option are disposed of prior to the end of such holding periods, an amount equal to the excess (if any) of (a) the lower of the disposition price or the fair market value of such shares on the date of exercise of the incentive stock option, over (b) the optionee's tax basis in such shares will be treated as ordinary income, and any further gain will be a short-term or long-term capital gain depending upon the period the shares were held. Any loss on the disposition of such shares will be a short-term or long-term capital loss depending upon the period the shares were held.

      NON-QUALIFIED OPTIONS

            No taxable income will be recognized by an optionee upon the grant of a non-qualified stock option. Upon the exercise of the option, the excess of the fair market value of the shares at the time of such exercise over the exercise price will be treated as compensation. Any amounts treated as compensation (i) will be taxable as ordinary income to the optionee and (ii) generally will be allowed as an income tax deduction to the Company. The optionee's tax basis for shares acquired upon exercise of the option will be increased by any amounts so treated as compensation.

            Any gain or loss realized by an optionee on the subsequent sale of shares acquired upon the exercise of a non-qualified stock option will be short-term or long-term capital gain depending on the period the shares were held.

      CANCELLATION OR SURRENDER

            Consideration received by an optionee upon the surrender to, or cancellation by, the Company of either an incentive or non-qualified stock option will be taxable as ordinary income to the optionee and generally allowed as an income tax deduction to the Company.

      ALTERNATIVE MINIMUM TAX

            In addition to the federal income tax consequences described above, an optionee may also be subject to the federal alternative minimum tax. In general, upon the exercise of any incentive stock option an amount equal to the excess of the fair market value of the shares acquired on the exercise date over the exercise price will be treated as an item of adjustment for purposes of the alternative minimum tax. If, however, the shares are disposed of in the same taxable year in which the exercise occurs, the maximum amount that will be treated as an item of adjustment will be an amount equal to the excess of the amount received upon such disposition over the exercise price.

      TAXATION UPON TRANSFER

            If the Committee elects to permit the transfer of any option granted under the Plan before such option has been exercised, under most circumstances, the original grantee of the option will be required to recognize compensation income equal to the difference between the option purchase price and the market value of the Company's Common Stock at the time of exercise.

REQUIRED VOTE

            The proposal to approve the adoption of the 1998 Plan requires the affirmative vote of a majority of the voting power of the Capital Stock present at the meeting in person or by proxy.

BOARD RECOMMENDATION

    THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2 TO APPROVE THE
                           ADOPTION OF THE 1998 PLAN.

               PROPOSAL 3: RATIFICATION OF APPOINTMENT OF AUDITORS

            The Board has chosen to reappoint Ernst & Young LLP, independent auditors, to audit the accounts of the Company and its subsidiaries for the fiscal year ending June 30, 1999. The Company has been advised by Ernst & Young LLP that no member of that firm to the best of its knowledge and belief has any direct or any material indirect financial interest in the Company or its subsidiaries, nor during the past three fiscal years has any member of the firm had any connection with the Company or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative of Ernst & Young LLP is expected to be present at the Meeting, will have an opportunity to make a statement should he or she desire to do so, and is expected to be available to respond to appropriate questions.

REQUIRED VOTE

            The proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors requires an affirmative vote of a majority of the voting power of the Capital Stock present at the meeting in person or represented by proxy. Notwithstanding ratification of the appointment of Ernst & Young LLP as the Company's auditors for the fiscal year ending June 30, 1999, the Board of Directors may select other auditors for such year without any vote of the stockholders. If the stockholders do not ratify such appointment, the matter of the appointment of independent auditors will be considered by the Board.

BOARD RECOMMENDATION

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 3 TO RATIFY THE
                 APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS.

                                  OTHER MATTERS

STOCKHOLDER PROPOSALS

        Any stockholder proposal that is intended to be presented at the 1999 Annual Meeting of Stockholders and included in the Company's Proxy Statement and Proxy relating to that meeting, must be received at the Company's principal offices no later than June 17, 1999.

         In order for a stockholder to bring other business before a stockholder meeting, timely notice must be received by the Company at its principal offices no later than August 24, 1999. Such notice must include a description of the proposed business, the reasons therefore, and other specified matters. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's proxy statement. The time limit also applies in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to exercise of the discretionary voting authority.

ANNUAL REPORT

        The Annual Report of the Company for Fiscal 1998 is being mailed to stockholders together with this Proxy Statement.

SECTION 16(a) - BENEFICIAL REPORTING COMPLIANCE

        Based solely on a review of reports submitted to the Company, the Company believes that the following director failed to file on a timely basis with the Securities and Exchange Commission reports of beneficial ownership of the Company's securities required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year: Lottie Shackelford was late in filing a Form 5 relating to an annual grant of options under the Company's 1996 Stock Option Plan.

OTHER MATTERS

        The Board does not know of any other matters that are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournments thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with regard to such matters in accordance with their respective judgments.

                                       MEDICIS PHARMACEUTICAL CORPORATION


                                       /s/ Mark A. Prygocki, Sr.
                                       Mark A. Prygocki, Sr.
                                       Chief Financial Officer,
                                       Treasurer and Secretary
October 9, 1998

  STOCKHOLDERS ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN
                             THE ENCLOSED ENVELOPE.

                                                                      APPENDIX 1

                       MEDICIS PHARMACEUTICAL CORPORATION


                             1998 STOCK OPTION PLAN

                                TABLE OF CONTENTS

                                                                           Page

Section 1. PURPOSE..........................................................1

Section 2. DEFINITIONS......................................................1

Section 3. SHARES SUBJECT TO OPTIONS........................................3

Section 4. EFFECTIVE DATE...................................................3

Section 5. COMMITTEE........................................................3

Section 6. ELIGIBILITY......................................................3

Section 7. GRANT OF OPTIONS.................................................4

Section 8. OPTION PRICE.....................................................5

Section 9. EXERCISE PERIOD..................................................5

Section 10. TRANSFERABILITY.................................................5

Section 11. SECURITIES REGISTRATION AND RESTRICTIONS........................6

Section 12. LIFE OF PLAN....................................................6

Section 13. ADJUSTMENT......................................................6

Section 14. SALE OR MERGER OF THE COMPANY...................................7

Section 15. AMENDMENT OR TERMINATION........................................7

Section 16. CHANGE OF CONTROL...............................................7

Section 17. MISCELLANEOUS...................................................7

                       MEDICIS PHARMACEUTICAL CORPORATION
                             1998 STOCK OPTION PLAN

SECTION 1.  PURPOSE

            The purpose of this Plan is to promote the interests of Medicis Pharmaceutical Corporation (the "Company") by granting Options to purchase Stock to Key Employees, Outside Directors and Key Consultants in order to (a) attract and retain Key Employees and Key Consultants; (b) provide an additional incentive to each Key Employee and Key Consultant to work to increase the value of the Stock; and (c) provide each such Key Employee, Outside Director and Key Consultant with a stake in the future of the Company which corresponds to the stake of each of the Company's stockholders.

SECTION 2.  DEFINITIONS

            Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and for any Option granted under this Plan. For purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Unless otherwise expressly indicated, all Section references herein shall be construed to mean references to a particular Section of this Plan.

            2.1   BOARD means the Board of Directors of the Company.

            2.2   CHANGE OF CONTROL means any of the following:

                  (i) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time) (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either (A) the then outstanding shares of Stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"), provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same portion as their ownership, immediately prior to such acquisition of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a change in control of the Company; or

                  (ii) individuals who, as of July 31, 1998, constitute the Board of Directors of the Company (the "incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to July 31, 1998, whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the incumbent Board shall be considered as though such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                  (iii) approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination or the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

                  (iv) (A) a complete liquidation or dissolution of the Company or a (B) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

            2.3   CODE means the Internal Revenue Code of 1986, as amended.

            2.4 COMMITTEE means the committee of Non-Employee Directors appointed by the Board to administer this Plan as contemplated by Section 5.

            2.5 COMPANY means Medicis Pharmaceutical Corporation, a Delaware corporation, and any successor to such corporation.

            2.6 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

            2.7 DESIGNATED COMMITTEE means a committee appointed by the Committee in accordance with Section 5.

            2.8 FAIR MARKET VALUE means the closing quoted selling price for Stock on the relevant date, as reported in the Wall Street Journal or a similar publication selected by the Committee.

            2.9 INSIDER shall mean an employee who is, at the time of an award made under this Plan, an insider pursuant to Section 16 of the Exchange Act.

            2.10 ISO means any option granted under this Plan to purchase Stock which satisfies the requirements of Section 422 of the Code.

            2.11 KEY CONSULTANT means any consultant or independent contractor of the Company or a Subsidiary (other than a Non-Employee Director) or any such consultant or contractor who is a Non-Employee Director and who serves as such a consultant or contractor pursuant to a written agreement with the Company which has been approved by the Board, in either case who, in the judgment of the Committee acting in its absolute discretion, is a key to the success of the Company or a Subsidiary.

            2.12 KEY EMPLOYEE means any employee of the Company or a Subsidiary, who, in the judgment of the Committee acting in its absolute discretion, is a key to the success of the Company or a Subsidiary.

            2.13 NON-EMPLOYEE DIRECTOR means any member of the Board of Directors of the Company qualified as such under SEC Rule 16b-3(b)(3)(i) under the Exchange Act, or any successor rule.

            2.14 NON-ISO means any option granted under this Plan to purchase stock which fails to satisfy the requirements of Section 422 of the Code or has been specifically denominated as a non-ISO by the Committee as of the time the option is granted.

            2.15  OPTION means an ISO or a Non-ISO.

            2.16 OPTION CERTIFICATE means the written agreement or instrument which sets forth the terms of an Option granted to a Key Employee, Key Consultant or Outside Director under this Plan.

            2.17 OPTION PRICE means the price which shall be paid to purchase one share of stock upon the exercise of an Option granted under this Plan.

            2.18 OUTSIDE DIRECTOR means any member of the Board of Directors of the Company who is not employed by the Company, regardless of whether such person qualifies as a Non-Employee Director.

            2.19 PARENT CORPORATION means any corporation which is a parent corporation of the Company within the meaning of Section 424(e) of the Code.

            2.20 PLAN means this Medicis Pharmaceutical Corporation 1998 Stock Option Plan, as amended from time to time.

            2.21 PRINCIPAL OFFICER means the Chairman of the Board (if the Chairman of the Board is a payroll employee), the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President and the Treasurer of the Company and any other person who is an "officer" of the Company as that term is defined in SEC Rule 16a-1(f) under the Exchange Act or any successor rule thereunder.

            2.22  SECURITIES ACT means the Securities Act of 1933, as amended.

            2.23  SEC means the Securities Exchange Commission.

            2.24 STOCK means the Class A Common Stock, $.014 par value per share, of the Company.

            2.25 SUBSIDIARY means any corporation which is a subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

            2.26 TEN PERCENT SHAREHOLDER means a person who owns after taking into account the attribution rules of Section 424(d) of the Code more than ten percent (10%) of the total combined voting power of all classes of stock of either the Company, a Subsidiary or a Parent Corporation.

SECTION 3.  SHARES SUBJECT TO OPTIONS

            There shall be 3,000,000 shares of Stock reserved for issuance in connection with ISOs and Non-ISOs granted under this Plan. Such shares of Stock shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company. Any shares of Stock subject to an Option which remain after the cancellation, expiration or exchange of such Option for another Option thereafter shall again become available for use under this Plan.

SECTION 4.  EFFECTIVE DATE

            The effective date of this Plan shall be October 1, 1998, subject to approval by the stockholders of the Company acting at a duly called meeting of such stockholders or acting by unanimous written consent in lieu of a meeting, provided such stockholder approval occurs within twelve (12) months after the date the Board approves and adopts this Plan.

SECTION 5.  COMMITTEE

            This Plan shall be administered by a Committee consisting solely of not less than two (2) Non-Employee Directors. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan. Furthermore, the Committee shall have the power to interpret this Plan and to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Key Employee, Key Consultant or Outside Director and on each other person directly or indirectly affected by such action. The Committee may appoint a separate committee comprised of two or more persons, at least one of which is a member of the Board (and who may also be a Key Employee or a Key Consultant) and the other of whom, if not a member of the Board, is a Principal Officer of the Company (the "Designated Committee"), to administer this Plan with respect to Key Employees who are not Principal

Officers and to Key Consultants, subject to such conditions, restrictions and limitations as may be imposed by the Committee: including (i) Options to purchase not more than 700,000 shares of Common Stock may be granted by the Designated Committee in any one calendar year to all employees of the Company in the aggregate; and (ii) the Committee shall establish a maximum number of shares that may be subject to Options granted under the Plan in any one calendar year to any single Key Employee or Key Consultant by the Designated Committee. The maximum number of shares that may be subject to Options granted under the Plan in any one calendar year by the Designated Committee to any single Key Employee or Key Consultant shall be 10,000 Shares. Any actions duly taken by the Designated Committee with respect to the grant of Options to Key Employees who are not Principal Officers and to Key Consultants shall be deemed to have been taken by the Committee for purposes of the Plan.

SECTION 6.  ELIGIBILITY

            Only Key Employees, Key Consultants and Non-Employee Directors shall be eligible for the grant of Options under this Plan. Only Key Employees may be granted ISOs.

SECTION 7.  GRANT OF OPTIONS

            7.1 COMMITTEE ACTION. The Committee acting in its absolute discretion shall grant Options to Key Employees and Key Consultants under this Plan from time to time to purchase shares of Stock and, further, shall have the right to grant new Options in exchange for outstanding Options. Options shall be granted to Non-Employee Directors as provided in Section 7.3 of this Plan. Each grant of an Option shall be evidenced by an Option Certificate, and each Option Certificate shall:

                  (a) specify whether the Option is an ISO or Non-ISO; and

                  (b) incorporate such other terms and conditions as the Committee acting in its absolute discretion deems consistent with the terms of this Plan, including, without limitation, a limitation on the number of shares subject to the Option which first became exercisable or subject to surrender during any particular period.

If the Committee grants an ISO and a Non-ISO to a Key Employee on the same date, the right of the Key Employee to exercise or surrender one such Option shall not be conditioned on his or her failure to exercise or surrender the other such Option. In connection with the termination for any reason of employment by or service to the Company or any Subsidiary of any particular holder of any Option, the Committee may, in its discretion, determine to modify the number of shares of Stock as to which such Option first becomes exercisable during any particular period as provided in the related Option Certificate; provided, however, that the Committee may not extend any such period with respect to any shares of Stock subject to such Option.

            7.2 $100,000 LIMIT. To the extent that the aggregate Fair Market Value of the stock with respect to which ISOs and other incentive stock options satisfying the requirements of Section 422 of the Code granted to a Key Employee under this Plan and under any other stock option plan adopted by the Company, a Subsidiary or a Parent Corporation first become exercisable in any calendar year exceeds $100,000 (based upon the Fair Market Value on the date of the grant), such Options shall be treated as Non-ISOs.

            7.3 GRANTS OF NON-ISOS TO OUTSIDE DIRECTORS. (a) On the last business day of each September during the term of this Plan each then Outside Director shall be granted, without any further action on the part of the Committee, a Non-ISO hereunder to purchase 10,000 shares of Stock at the Fair Market Value of such Stock on the date of grant. If an Outside Director is first elected a director before or after, but not on, the last business day of September, upon such election, such Outside Director shall be automatically granted a non-qualified option to purchase 834 shares of Class A Common Stock for each full month remaining until the last business day in September following the date of the Outside Director's election. Each such Option shall be exercisable in whole or in part one year after the date of grant, provided that such Outside Director has continued as an Outside Director for one year (or until his or her date of death, if earlier), and shall remain exercisable until the tenth anniversary of the date such Option is granted. The aforementioned grants of options to Outside Directors shall be in lieu of any and all further grants of options to Outside Directors after the last business day of September 1998 pursuant to the Medicis Pharmaceutical Corporation 1988 Stock Option Plan, the Medicis Pharmaceutical Corporation 1990 Stock Option Plan, the Medicis Pharmaceutical Corporation 1992 Stock Option Plan, the Medicis Pharmaceutical Corporation 1995 Stock Option Plan, or the Medicis Pharmaceutical

Corporation 1996 Stock Option Plan. In all respects, a Non-ISO grant to an Outside Director hereunder shall conform to the terms and conditions of a Non-ISO under this Plan and, except as otherwise permitted with respect to Outside Directors who are Key Consultants or as otherwise provided in Section 7.4(b), Outside Directors shall only be eligible to receive options under this Plan as provided in this Section 7.3(a).

SECTION 8.  OPTION PRICE

            The Option Price for each share of Stock subject to an Option shall not be less than the Fair Market Value of a share of Stock on the date the Option is granted or, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such Option shall not be less than 110% of the Fair Market Value of a share of Stock on the date the Option is granted. The Option Price shall be payable in full upon the exercise of any Option, and an Option Certificate at the discretion of the Committee (except for an Option granted to a Non-Employee Director) may provide for the payment of the Option Price either in cash or in Stock acceptable to the Committee or in any combination of cash and Stock acceptable to the Committee. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the properly endorsed certificate for such Stock is delivered to the Committee.

SECTION 9.  EXERCISE PERIOD

            (a) Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall provide that:

                  (1) an Option is exercisable before the date such Option is granted, or

                  (2) an Option is exercisable after the date which is the tenth anniversary of the date such Option is granted.

If an option that is an ISO is granted to a key employee who is a Ten Percent Shareholder, the Option Certificate shall provide that the Option is not exercisable after the expiration of five years from the date the Option is granted. An Option Certificate may provide for the exercise of an Option after the employment of a Key Employee or service by a Key Consultant has terminated for any reason whatsoever, including death or disability. In connection with the termination for any reason of employment by or service to the Company or any Subsidiary of any particular holder of any Option, the Committee may, in its discretion, determine to extend the period during which such Option may be exercised as provided in the related Option Certificate; provided, however, that no such extension shall permit an Option to be exercised beyond the date specified in paragraph (b) of this Section or the date applicable to Options granted to a Ten Percent Shareholder, as the case may be.

            (b) Notwithstanding any other provision of this Section, upon a Change of Control each Option granted under this Plan prior to such Change of Control (whether prior to or after the amendment of the Plan to include this provision) shall immediately become exercisable to the full extent of the original grant and, in the case an Option held by a Key Employee shall remain exercisable for three months (or such longer period as specified in the particular Option with regard to all or any shares of Stock covered by such Option) after any termination of employment of such Key Employee.

SECTION 10. TRANSFERABILITY

            The Committee shall impose such restrictions on the transfer of options granted under the Plan as it may deem advisable, including, without limitation, restrictions deemed necessary or advisable under applicable federal securities laws, under the requirements of any stock exchange or market upon which Stock is then listed in or traded, and under any Blue Sky or state securities laws applicable to such Stock. Upon request of any person receiving an award of an Option under the Plan, the Committee may, in its sole and absolute discretion, determine to remove any such transfer restriction originally imposed and may, in connection with the removal of such transfer restriction, impose such conditions (including restrictions on further transfers of the Option or upon transfers of the Shares upon exercise of the Option) as the Committee, in its discretion, may deem advisable, including, without limitation, restrictions deemed by the Committee to be necessary or advisable in order to comply with applicable federal and state securities laws or the requirements of any stock exchange or market upon which the Stock is then listed or traded. Subject to its authority to impose such conditions on further transfers, the Committee shall authorize the transfer of Options for bona fide estate planning purposes or for contributions to qualified charities or charitable trusts. Notwithstanding the foregoing, ISOs shall be non-transferable other than by will or according to the laws of descent and distribution.

SECTION 11. SECURITIES REGISTRATION AND RESTRICTIONS

            Each Option Certificate shall provide that, upon the receipt of shares of Stock as a result of the exercise or surrender of an Option, the Key Employee, Key Consultant or Outside Director shall, if so requested by the Company, hold such shares of Stock for investment and not with a view toward resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement to that effect satisfactory to the Company. Each Option Certificate shall also provide that, if so requested by the Company, the Key Employee, Key Consultant or Outside Director shall represent in writing to the Company that he or she will not sell or offer to sell any such shares of Stock unless a registration statement shall be in effect with respect to such Stock under the Securities Act and any applicable state securities law or unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Certificates representing the Stock transferred upon the exercise or surrender of an Option granted under this Plan may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the Securities Act or any applicable state securities law and that such Stock may not be sold or offered for sale in the absence of (i) an effective registration statement as to such Stock under the Securities Act and any applicable state securities law or (ii) an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Furthermore, the Company shall have the right to require a Key Employee, Key Consultant or Outside Director to enter into such stockholder or other related agreements as the Company deems necessary or appropriate under the circumstances as a condition to the issuance of any Stock under this Plan to a Key Employee, Key Consultant or Outside Director.

SECTION 12. LIFE OF PLAN

            No Option shall be granted under this Plan on or after the earlier of

                  (a) the tenth anniversary of the original effective date of this Plan as determined under Section 4; PROVIDED, HOWEVER, that after such anniversary date this Plan otherwise shall continue in effect until all outstanding Options have been exercised in full or no longer are exercisable, or

                  (b) the date on which all of the Stock reserved under Section 3 of this Plan has, as a result of the exercise of Options granted under this Plan, been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

SECTION 13. ADJUSTMENT

            The number of shares of Stock reserved under Section 3 of this Plan, the number of shares of Stock to be granted from time to time pursuant to
Section 7.3 of this Plan (if permitted by the exemption in Rule 16b-3 under the Exchange Act or any successor rule), the number of shares of Stock that may be granted pursuant to Section 5 of this Plan by the Designated Committee to any single Key Employee or Key Consultant, and the number of shares of Stock subject to Options granted under this Plan and the Option Price of such Options shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Board shall have the right to adjust in a manner which satisfies the requirements of Section 424(a) of the Code the number of shares of Stock reserved under Section 3 of this Plan and the number of shares subject to Options granted under this Plan and the Option Price of such Options in the event of any corporate transaction described in Section 424(a) of the Code that provides for the substitution or assumption of such Options. If any adjustment under this Section 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options granted under this Plan shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Section 13 by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in "the number of shares reserved under Section 3" within the meaning of Section 15(a) of this Plan.

SECTION 14. SALE OR MERGER OF THE COMPANY

            If the Company agrees to sell all or substantially all of its assets for cash or property or for a combination of cash and property or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Stock is converted into another security or into the right to receive securities or property and such agreement does not provide for the assumption or substitution of the Options granted under this Plan, each then outstanding Option at the direction and discretion of the Board may be canceled unilaterally by the Company as of the effective date of such transaction in exchange for a payment in cash or Stock, or in a combination of cash and Stock, equal in amount to the excess of the Fair Market Value on such date of the shares represented by the cancelled Options over the Option Price for such shares.

SECTION 15. AMENDMENT OR TERMINATION

            This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, that no such amendment shall be made absent the approval of the stockholders of the Company (a) to increase the aggregate number of shares reserved under Section 3,
(b) to change the class of persons eligible for Options under Section 6 or (c) to materially modify the requirements as to eligibility for participation in this Plan, (d) to otherwise materially increase the benefits accruing under this Plan to Plan participants if such approval would be required in order for the Company to comply with applicable law or the rules or regulations of any stock exchange or market on which the Stock is traded or listed. The Board also may suspend the granting of Options under this Plan at any time and may terminate this Plan at any time; PROVIDED, HOWEVER, that the Company shall not have the right to unilaterally cancel or, in a manner which would materially adversely affect the holder, amend or modify any Option granted before such suspension or termination unless (i) the Key Employee, Key Consultant or Outside Director consents in writing to such modification, amendment or cancellation or (ii) there is a dissolution or liquidation of the Company or a transaction described in Section 13 or Section 14 of this Plan.

            It is the intention of the Company that the Plan shall comply with the conditions of Rule 16b-3 of the Exchange Act, as such Rule may from time to time be amended. The Board shall have the authority, without the approval of the stockholders, to amend the Plan from time to time to include any conditions, terms or other provisions which may be required to be set forth in a plan in order for transactions by directors or officers to be exempt under Rule 16b-3 of the Exchange Act or any successor exemption.

SECTION 16. CHANGE OF CONTROL

            Notwithstanding any other provision of this Section, upon a Change of Control each Option granted under this Plan prior to such Change of Control (whether prior to or after the amendment of the Plan to include this provision) shall immediately become exercisable to the full extent of the original grant and shall remain exercisable for three months (or such longer period as specified in the particular Option with regard to all or any shares of Stock covered by such Option) after (i) any termination of employment of any Key Employee; or (ii) resignation or removal of any Outside Director from the Company's Board of Directors.

SECTION 17. MISCELLANEOUS

            17.1 NO STOCKHOLDER RIGHTS. No Key Employee, Key Consultant or Outside Director shall have any rights as a stockholder of the Company as a result of the grant of an Option to him or to her under this Plan or his or her exercise or surrender of such Option pending the actual delivery of Stock subject to such Option to such Key Employee, Key Consultant or Non-Employee Director.

            17.2 NO CONTRACT OF EMPLOYMENT. The grant of an Option to a Key Employee, Key Consultant or Outside Director under this Plan shall not constitute a contract of employment or consulting or right to continue to serve on the Company's Board of Directors and shall not confer on a Key Employee, Key Consultant or Outside Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in the Option Certificate which evidences his or her Option.

            17.3 WITHHOLDING. The exercise or surrender of any Option granted under this Plan shall constitute a Key Employee's full and complete consent to whatever action the Committee elects to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to such exercise or surrender.

            17.4 CONSTRUCTION. This Plan and the Option Certificates shall be construed under the laws of the State of Arizona.

MEDICIS PHARMACEUTICAL CORPORATION
4343 EAST CAMELBACK ROAD
PHOENIX, ARIZONA 85018        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                              DIRECTORS

The undersigned hereby appoints Jonah Shacknai and Mark A. Prygocki, Sr., or either of them, with full power of substitution to each, as attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of Medicis Pharmaceutical Corporation to be held at The Phoenician, 6000 East Camelback Road, Scottsdale, Arizona, on the 24th day of November, 1998 at 9:30 a.m. M.S.T. and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned may be entitled to vote at said meeting as directed below with respect to the proposals as set forth in the Proxy Statement, and in their discretion upon any other matters that may properly come before said meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS EXCEPT THAT SHARES HELD IN EMPLOYEE BENEFIT PLANS FOR WHICH A PROXY IS NOT RECEIVED WILL BE VOTED BY THE TRUSTEE IN THE SAME PROPORTION AS VOTES ACTUALLY CAST BY PLAN PARTICIPANTS. THE TABULATOR CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS PROXY CARD.













                PLEASE MARK, SIGN AND DATE THE REVERSE SIDE AND
          RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                     [LOGO]
                                     MEDICIS
                              PHARMACEUTICAL CORP.
                            THE DERMATOLOGY COMPANY


UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE
                      BOARD OF DIRECTORS' RECOMMENDATIONS.




1. ELECTION OF DIRECTORS:  01 JONAH SHACKNAI         [ ] FOR all nominees listed    [ ] WITHHOLD
                           02 LOTTIE SHACKELFORD         (except as marked to the       AUTHORITY
                           03 MICHAEL A. PIETRANGELO     contrary below):


(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the number(s) in the box provided to the right.)
                                                  ____________________________
                                                 |                            |
                                                 |____________________________|

2. APPROVAL OF THE MEDICIS PHARMACEUTICAL CORPORATION 1998 STOCK
   OPTION PLAN.
                                            [ ]For    [ ] Against    [ ] Abstain


3. APPROVAL OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.
                                            [ ]For    [ ] Against    [ ] Abstain


4. TO CONSIDER AND ACT UPON SUCH OTHER MATTERS AS MAY PROPERLY
   COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.


Address Change? Mark Box  [ ]    I PLAN TO ATTEND THE MEETING. [ ]
Indicate change below.
                              Dated ____________________________________________

                                                  ____________________________
                                                 |                            |
                                                 |____________________________|

                                                 Signature(s) in Box

                                                 This Proxy Card must be Signed
                                                 Exactly as Name Appears
                                                 Thereon. When shares are held
                                                 by joint tenants both should
                                                 sign. When signing as
                                                 attorney, executor,
                                                 administrator, trustee or
                                                 guardian, please give full
                                                 title as such. If a
                                                 corporation, please sign in
                                                 full corporate name by
                                                 president or other authorized
                                                 officer. If a partnership,
                                                 please sign in partnership
                                                 name by authorized person.

                     THE MEDICIS PHARMACEUTICAL CORPORATION
                                 ANNUAL MEETING


                                 THE PHOENICIAN
                            6000 EAST CAMELBACK ROAD
                           SCOTTSDALE, ARIZONA 85251
                                 (602) 941-8200


                               NOVEMBER 24, 1998
                        9:30 A.M. MOUNTAIN STANDARD TIME